UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 5, 2008

DELCATH SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-16133	06-1245881
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 FIFTH AVENUE, 23rd FLOOR NEW YORK, NEW YORK	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 489-2100

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

[ ] Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

[ ] Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 5, 2008 (the “Effective Date”), the Board of Directors of Delcath Systems, Inc. (the “Company”) elected Roger G. Stoll as a Director.  Mr. Stoll’s election was recommended by the Nominating & Governance Committee and approved by the unanimous action of the full Board of Directors.  See Exhibit 99.1 attached hereto for biographical information about Mr. Stoll.

Mr. Stoll will receive the director fees and benefits described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 24, 2008.  In addition, he was awarded on the Effective Date under the Company’s 2004 Stock Incentive Plan (the “Plan”) options to purchase 75,000 shares of the Company’s common stock at an exercise price per share equal to the Fair Market Value thereof on the Effective Date determined in accordance with the Plan.  There are no other material transactions between Mr. Stoll and the Company.

Item 9.01.     Financial Statements and Exhibits

(d)         Exhibits

Exhibit Number	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 10, 2008

DELCATH SYSTEMS, INC.

By:	/s/ Paul M. Feinstein
Name: Paul M. Feinstein
Title: Chief Financial Officer